SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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                              FNB United Corp.
(Name of Registrant as Specified in Its Charter)

                                                            N/A
(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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FNB UNITED CORP.
150 South Fayetteville Street
Asheboro, North Carolina 27203

_____________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held January 22, 2009

_____________________

Notice is hereby given that a Special Meeting of Shareholders of FNB United Corp. (the “Corporation”) will be held at The Exchange, 204 South Fayetteville Street, Asheboro, North Carolina, on Thursday, January 22, 2009, at 9:30 a.m., local time, for the following purposes:

1.
To consider and act upon a proposal to amend the Corporation’s articles of incorporation to provide that the Corporation’s currently authorized preferred stock, consisting of 200,000 shares, shall no longer be nonvoting.

2.
To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the amendment to the Corporation’s articles of incorporation.

3.	To transact any other business as may properly come before the meeting or any adjournment thereof.

All shareholders are invited to attend the meeting.  Only those shareholders of record at the close of business on December 18, 2008, shall be entitled to notice of the meeting and to vote at the meeting.

By Order of the Board of Directors

R. Larry Campbell
Secretary

December 23, 2008

Whether or not you plan to attend the meeting in person, your Board of Directors urges you to mark, date, sign and return the enclosed proxy as promptly as possible or to vote by the Internet or telephone as described on the proxy form.

FNB UNITED CORP.
150 South Fayetteville Street
Asheboro, North Carolina 27203

__________________________

PROXY STATEMENT
____________________

GENERAL INFORMATION

The following information is furnished in connection with the solicitation of proxies by the board of directors of FNB United Corp. (sometimes referred to in this proxy statement as the “Corporation” or “FNB United”) for use at the Special Meeting of Shareholders to be held on January 22, 2009, at 9:30 a.m., local time, at The Exchange, 204 South Fayetteville Street, Asheboro, North Carolina.  The principal executive offices of the Corporation are located at 150 South Fayetteville Street, Asheboro, North Carolina 27203 (Telephone: 336-626-8300).  This proxy statement and the enclosed form of proxy were first sent to shareholders on or about December 23, 2008.

Shareholders may vote either by completing and returning the enclosed form of proxy or through the Internet or by telephone.  Information and applicable deadlines for voting through the Internet or by telephone are set forth on the enclosed form of proxy.  Regardless of the method of voting, a shareholder may revoke a proxy before it is voted at the meeting by completing and returning a proxy form with a later date, by voting by telephone or on the Internet at a later date and prior to the close of the telephone or Internet voting facilities, by writing to the Secretary of the Corporation and stating that the shareholder is revoking an earlier proxy, or by voting in person at the meeting.  If a shareholder votes more than once, the latest vote will be counted.  The shares represented by all properly executed proxies received by the Corporation in time to be taken to the meeting will be voted; and, if a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification.  If a specification is not made, the proxy will be voted for the proposals set forth in the Notice of Special Meeting of Shareholders.

FNB United will pay the costs of the Special Meeting and the solicitation of proxies.  Solicitation of proxies may be made in person or by mail or telephone by directors, officers and regular employees of the Corporation or its subsidiary, CommunityONE Bank, National Association (sometimes referred to in this proxy statement as “CommunityONE Bank”), without receiving additional compensation.  The Corporation may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of FNB United common stock held of record by such person, and the Corporation will reimburse such forwarding expenses.  In addition, FNB United has engaged Laurel Hill Advisory Group, LLC to assist in the solicitation of proxies and has agreed to pay them $6,500 plus reasonable expenses for these services.

Only holders of record of FNB United common stock at the close of business on December 18, 2008, are entitled to a notice of and to vote on matters to come before the Special Meeting or any adjournment thereof.  At such time, there were ____________ shares of FNB United common stock issued and outstanding.

Each share is entitled to one vote on all matters.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of FNB United common stock entitled to vote is necessary to constitute a quorum.  Abstentions and broker nonvotes will be counted as present and entitled to vote for purposes of determining a quorum.

INFORMATION ABOUT THE SPECIAL MEETING

Why is FNB United holding a Special Meeting?

The Corporation is considering raising capital through the sale of preferred stock to the United States Department of the Treasury (DOT) pursuant to the DOT’s Troubled Asset Relief Program Capital Purchase Program, which was created under the Emergency Economic Stabilization Act of 2008.  The Special Meeting is being held to approve a proposed amendment to the Corporation’s articles of incorporation, as amended, to enable the Corporation to participate in the Capital Purchase Program.

What is the Capital Purchase Program?

The DOT announced on October 14, 2008, the creation of the Troubled Asset Relief Program Capital Purchase Program to encourage United States financial institutions to build capital to increase the flow of financing to businesses and consumers in the United States and to support the United States economy.   The Capital Purchase Program is designed to attract broad participation by healthy financial institutions and to do so in a way that attracts private capital to them as well as with a goal of increasing confidence in United States banks and increasing the confidence of such banks to lend their capital.  Under the program, the DOT will purchase up to $250 billion of senior preferred shares from qualifying financial institutions that meet the program’s eligibility requirements and that applied to participate in the program by November 14, 2008.

Why does FNB United need to amend its articles of incorporation to participate in the Capital Purchase Program?

For FNB United to participate in the Capital Purchase Program, the Corporation must be able to issue and sell preferred stock to the DOT upon certain standard terms required by the DOT, including certain limited class voting rights.  Although the Corporation’s preferred stock currently authorized and available for issuance may be issued upon action by the board of directors without further shareholder approval, the Corporation’s articles of incorporation prohibit the issuance of shares of preferred stock with voting rights, except for voting rights as otherwise required by law.  Consequently, for FNB United to participate in the program, the articles of incorporation must be amended to permit the board of directors to include the standard limited voting rights required by the DOT in the terms of the preferred stock that the corporation would sell to the DOT.  In particular, the DOT’s standard terms require, among other things, that the shares of preferred stock purchased by it, voting as a single class, be entitled to elect two persons to the FNB United board of directors if the Corporation fails to pay dividends on such preferred stock for six quarterly periods, whether or not consecutive, and to vote on any merger, exchange or similar transaction that would adversely affect the rights of such preferred stock.

Why would FNB United consider participating in the Capital Purchase Program?

The challenges experienced by financial institutions due to the recent economic downturn and turbulence in the financial markets make it prudent for financial institutions not only to preserve their existing capital but also to supplement their capital as a protection against the uncertain duration and severity of the current economic situation.  Under the DOT’s Capital Purchase Program, eligible financial institutions will be able to sell preferred stock to the DOT on attractive financial terms in amounts equal to one percent to three percent of the institution’s risk-weighted assets.  The preferred stock will constitute Tier 1 capital for the eligible institution.  Although FNB United is presently well-capitalized under applicable regulatory guidelines, the board of directors believes it is advisable to take advantage of the opportunity offered by the DOT’s Capital Purchase Program to raise additional capital to ensure that during these uncertain economic times FNB United is well-positioned to support its existing operations as well as anticipated future growth.

What will happen if the proposed amendment to FNB United’s articles of incorporation is not adopted?

If the Corporation’s shareholders do not approve the proposed amendment to the articles of incorporation set forth in Proposal 1, the Corporation believes that it may not be able to participate in the Capital Purchase Program under the DOT’s current standard terms.  A failure to qualify for the program will potentially eliminate a possible low-cost source of additional capital that would allow FNB United to strengthen its capital position, increase its ability to extend credit to qualified borrowers, support its existing operations, improve its ability to leverage future strategic operations to grow, add value for its shareholders, and enhance its competitive position.

If the proposed amendment to the articles of incorporation is approved, is FNB United’s participation in the Capital Purchase Program guaranteed?

There can be no assurance that the Corporation’s application to participate in the Capital Purchase Program will be accepted or, if accepted, that the Corporation will ultimately participate in the program or that the Corporation will issue any preferred stock to the DOT, even if shareholders approve the proposed amendment.  Until the application is approved and final documents have been executed by FNB United and the DOT, either party could decide not to continue with the issuance and sale of the preferred stock.

Where and when is the Special Meeting?

The Special Meeting of shareholders of the Corporation will be held at The Exchange, 160 South Fayetteville Street, Asheboro, North Carolina, on Thursday, January 22, 2009, at 9:30 a.m., local time.

What will be voted upon at the Special Meeting?

Shareholders will be voting on the following matters:

1.      To amend the Corporation’s articles of incorporation to delete the restriction on voting rights as to the Corporation’s presently authorized preferred stock.

2.      To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to the articles of incorporation.

What constitutes a quorum and how many votes are needed to adopt the proposals?

Under the Corporation’s bylaws, a quorum is a majority of the shares of FNB United common stock outstanding.  Shares of common stock may be present in person or represented by proxy at the Special Meeting.  Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.  There were ________ shares of FNB United common stock outstanding and entitled to vote on December 18, 2008, the record date.  A majority of the outstanding common shares, or _________ shares, present in person or by proxy, will constitute a quorum.  A quorum must exist to conduct business at the Special Meeting.

Approval of each of the proposals requires the affirmative vote of a majority of the shares of FNB United common stock voted on the proposal at the Special Meeting.  Abstentions and broker non-votes will not count as votes on either proposal and will not affect the outcome of the vote.

What is the recommendation of FNB United’s board of directors?

The Corporation’s board of directors recommends that each shareholder vote “FOR” the adoption of the amendment to the articles of incorporation to delete the restriction against voting rights on the Corporation’s authorized preferred stock and “FOR” the proposal to adjourn the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to the articles of incorporation.

Who should I call if I have questions about these proxy materials or the proposals to be considered at the Special Meeting?

Shareholders who have questions about these proxy materials, need additional copies or require assistance with the procedures for voting shares may call our proxy solicitor, Laurel Hill Advisory Group, LLC at 1-888-742-1305.  This is a toll-free number.

Who can vote?

December 18, 2008 has been fixed as the record date for the determination of shares entitled to notice of and to vote at the Special Meeting.  You are entitled to vote if you are a holder of record of FNB United common stock as of the close of business on December 18, 2008.  Each eligible shareholder is entitled to one vote per share of common stock.

How do I vote my shares of common stock?

You may vote your shares of common stock on matters that are properly presented at the Special Meeting by any of the following methods:

●	By completing the accompanying form of proxy and returning it in the envelope provided;

●	By submitting your vote by telephone;

●	By submitting your vote electronically via the Internet; or

●	By attending the Special Meeting and casting your vote in person.

For the Special Meeting, the Corporation is offering record holders of common stock the opportunity to vote their shares electronically through the Internet or by telephone.  Instead of submitting your vote for shares of common stock by mail on the enclosed proxy card, you may vote by telephone or via the Internet by following the procedures described on your proxy card.  To vote via telephone or the Internet, please have the enclosed proxy card in hand, and call the number or go to the website listed on the proxy card and follow the instructions.  The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been properly recorded.

Can the proxy materials be accessed electronically?

FNB United has sent the proxy materials for the Special Meeting to shareholders on or about December 23, 2008 by first-class U.S. mail.  Additionally, the proxy statement for the Special Meeting is available at www.myyesbank.com.

How do I vote if my shares of common stock are held in “street name”?

If you hold your shares of FNB United common stock in “street name” with a broker, financial institution or another holder of record, then that entity is considered the shareholder of record for voting purposes and should give you instructions for voting your shares of common stock.  As a beneficial owner of FNB United common stock, you have the right to direct the record holder on how to vote the shares held on your behalf.  If you hold your shares of common stock in “street name,” your record holder, or nominee, may be participating in a program that allows you to submit a proxy by telephone or via Internet.  If so, the voting form your nominee sent you will provide instructions for submitting your proxy telephonically or electronically via the Internet.

If you hold your shares of common stock in “street name” and wish to attend the Special Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other holder of record authorizing you to vote on behalf of such record holder.  The account statement or letter must show that you were the direct or indirect beneficial owner of shares of FNB United common stock as of the close of business on December 18, 2008, the record date for voting at the Special Meeting.

How will my shares of common stock be voted?

Shares of FNB United common stock represented by properly executed proxies will be voted at the Special Meeting, and if a shareholder has specified how the shares of common stock represented by the proxy are to be voted, they will be voted in accordance with that specification.  It is intended that shares of common stock represented by a proxy card that has been properly signed and returned but on which no specification has been made, will be voted “FOR” both Proposals 1 and 2.

How do I change or revoke my proxy representing my shares of common stock?

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised.  Unless revoked, the shares of common stock represented by a submitted proxy will be voted at the Special Meeting and any adjournment thereof.  You may revoke your proxy at any time before it is actually voted or exercised at the Special Meeting by executing and delivering a later dated proxy, by executing a later casted telephone or Internet vote with regard to the same shares, by giving notice of revocation to the Secretary of FNB United in writing, or by attending the Special Meeting and giving notice of revocation in person.  Any shareholder who attends the Special Meeting and revokes his or her proxy may vote in person.  However, your attendance at the Special Meeting alone will not revoke your proxy.  The last-dated proxy you submit (by any means) will supersede any previously submitted proxy.  If you hold your common stock in “street name” and instructed your broker, financial institution or other record holder to vote your shares and you would like to revoke or change your vote, then you must follow the instructions provided by your record holder.

If I vote my shares of common stock in advance, can I still attend the Special Meeting?

Yes.  You are encouraged to vote promptly by telephone, Internet or by returning your signed proxy card by mail, so that your shares of common stock will be represented at the Special Meeting.  However, voting your shares of common stock by proxy does not affect your right to attend the Special Meeting in person.

PROPOSAL 1 – AMENDMENT OF THE ARTICLES OF INCORPORATION

The FNB United board of directors has adopted, subject to shareholder approval, an amendment to FNB United’s articles of incorporation, as amended, to provide for a modification to the Corporation’s already authorized preferred stock to permit such preferred stock to have voting rights.  Under the articles of incorporation as presently in effect, the Corporation is authorized to issue up to 200,000 shares of preferred stock with such preferences, limitations and relative rights as may be fixed by the board of directors except that the preferred stock will be nonvoting. If this amendment is approved by the shareholders, the second sentence of Article IV of FNB United’s articles of incorporation will be modified to delete the provision that the preferred stock will be nonvoting by replacing the sentence with the following:  “The Preferred Stock shall have such preferences, limitations and relative rights as may be fixed by resolution of the Board of Directors of the corporation.”  This amendment provides for no additional authorized shares of preferred stock beyond the 200,000 shares that are currently authorized.

Reasons for the Amendment

FNB United intends to finance its operations and continued growth through, among other things, the issuance from time to time of various equity securities, including preferred stock.  The board of directors has had since the Corporation’s formation in 1984 the ability to cause FNB United to issue up to 200,000 shares of preferred stock with such preferences, limitations and relative rights, including dividend rates, conversion prices, redemption prices, and maturity dates, as the board may determine from time to time.  The board of directors does not, however, have the ability to cause such issued shares of preferred stock to carry voting rights because the Corporation’s articles of incorporation expressly provide that the preferred stock shall be nonvoting.  The board of directors believes it is in the best interests of the Corporation and its shareholders to permit the Corporation to issue preferred stock that may carry voting rights, along with all other preferences, limitations and relative rights, as may be determined by the board of directors from time to time.  Accordingly, the proposed amendment is necessary to provide the Corporation the fullest flexibility to take advantage of opportunities to raise capital through the issuance of preferred stock in the future.

Having preferred shares available for issuance that are not precluded from having voting rights will enable the Corporation to respond promptly to market conditions and other opportunities without incurring the delay and expense associated with calling a shareholders’ meeting to approve a contemplated issuance of voting preferred stock.  As such, if the proposed amendment is approved by the shareholders, the board of directors will have the power to issue voting preferred stock from time to time without further action by the shareholders, except as may be required by applicable law or the requirements of any market on which the Corporation’s shares are traded.  Other than the possibility of participating in the Capital Purchase Program recently announced by the United States Department of the Treasury and described below under “Capital Purchase Program,” the Corporation has no plans, agreements or understandings with anyone to issue shares of preferred stock, voting or otherwise.

Although the board of directors has no present intention of issuing preferred stock for any defensive or antitakeover purpose, FNB United would be able to issue voting preferred shares that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Corporation by means of a merger, tender offer, proxy contest or other means.  When in the judgment of the board of directors this action will be in the best interests of the Corporation and its shareholders, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of FNB United.  Such shares could be privately placed with purchasers aligned with the board of directors in opposing such action.  In addition, the board of directors could authorize holders of a class or series of preferred stock to vote either separately as a class or with holders of FNB United common stock on any merger, share exchange, sale or exchange of assets or other extraordinary corporate transaction.  The issuance of new preferred shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of FNB United.  The existence of additional authorized shares with potential voting rights could have the effect of discouraging unsolicited takeover attempts.

Under North Carolina law, the Corporation’s shareholders do not have the right to dissent and obtain payment for the “fair value” of their shares in connection with the proposed amendment to the articles of incorporation.  Moreover, if this amendment is approved, FNB United shareholders will not have the right to dissent and obtain payment for the “fair value” of their shares in connection with any issuance of shares of preferred stock subsequently authorized by the board of directors.

The proposal to amend the articles of incorporation to permit the already authorized 200,000 shares of preferred stock to have voting rights will be approved if the number of votes cast in favor of the proposed amendment exceeds the number votes cast against the proposed amendment.  Abstentions and broker nonvotes, as well as the failure to return a signed proxy card assuming a quorum is present, will not be counted as a vote for or against the proposed amendment and will not affect voting on the proposal.  The board of directors has unanimously recommended a vote “FOR” this proposal.  If the proposal is approved, officers of FNB United will promptly make the appropriate filings with the Department of the North Carolina Secretary of State and take any other action necessary to implement the amendment.

Capital Purchase Program

The United States government recently enacted the Emergency Economic Stabilization Act of 2008 to attempt to restore liquidity and stability to the financial system in the United States.  Pursuant to the Act, on October 14, 2008 the United States Department of the Treasury (DOT) announced a voluntary Capital Purchase Program to encourage United States financial institutions to raise additional capital to increase the flow of financing to United States businesses and consumers and to support the United States economy in general.  Under this program, the DOT has announced that it will purchase up to $250 billion of senior preferred shares in qualifying U.S. financial institutions, as determined by the DOT.  The Corporation is eligible to participate in the Capital Purchase Program and has filed an application with the federal banking regulators to participate.  There can be no assurance that the Corporation will be selected to participate in the program.   Moreover, if the Corporation is so selected, FNB United is unable at this time to determine the amount of capital that will be made available to it under the program.

To participate in the Capital Purchase Program, an eligible financial institution must have applied with its primary banking regulator(s) on or before November 14, 2008.  The Corporation’s and its bank subsidiary’s primary banking regulators are the Board of Governors of the Federal Reserve System (FRB) and the Office of the Comptroller of the Currency (OCC).  The DOT, in consultation with each applicant’s primary banking regulator, will determine whether a financial institution will be permitted to participate in the program and the amount of capital to be allocated to that financial institution.

Each financial institution selected to participate in the Capital Purchase Program (a “participating institution”) may sell senior preferred shares to the DOT (“Program preferred shares”) in an amount not less than 1% nor more than 3% of its risk-weighted assets, as determined by the DOT.  The Corporation applied for $54.3 million, which is equal to almost 3% of its risk-weighted assets based on its September 30, 2008 financial statements.

The Corporation intends to use the proceeds of any issuance of Program preferred shares to strengthen the capital position of the Corporation’s subsidiary bank, CommunityONE Bank.  By strengthening the capital position of CommunityONE Bank, we believe the Corporation will be better positioned to meet the credit needs of the markets the Corporation serves, withstand any adverse effects of the current and future economic environment, and grow the Corporation’s business, whether it be from organic growth in the existing market area or from acquisition of other banks or branches.  Although the Corporation is currently “well capitalized” under applicable regulatory guidelines, the board of directors believes it is advisable to take advantage of the Capital Purchase Program to raise additional capital on attractive financial terms to ensure that FNB United remains well-positioned during these uncertain economic times to support its existing operations and anticipated growth.

The Program preferred shares constitute Tier 1 capital and:

	rank senior to common stock,

	for bank holding companies like FNB United, pay cumulative compounded quarterly dividends at the rate of 5% per annum for five years and 9% per annum thereafter,


entitle their holder(s) to elect two directors if the participating institution fails to pay dividends on the Program preferred shares for six quarterly dividend periods, whether or not consecutive, in which event the authorized number of directors of the participating institution would automatically be increased by two pursuant to the terms of the Program preferred shares, and


will otherwise be non-voting, other than having class voting rights on the issuance of any shares ranking senior to the Program preferred shares, any amendment that adversely affects the terms of the Program preferred shares, or any merger, exchange or similar transaction which would adversely affect the rights of the Program preferred shares.

A participating institution may not redeem Program preferred shares during the first three years after issuance except with the proceeds from one or more “qualified equity offerings” generating gross proceeds of not less than 25% of the issue price of the Program preferred shares.  A “qualified equity offering” means an offering of Tier 1 qualifying perpetual preferred stock or common stock for cash.  After the third anniversary of issuance, a participating institution may redeem Program preferred shares without limitation.  In all cases, the redemption price will be 100% of the issue price plus, for bank holding companies like FNB United, all accrued and unpaid dividends to the date of redemption.

If the Program preferred shares are outstanding, a participating institution may not:


without the consent of the DOT, until the third anniversary of the date of issuance of the Program preferred shares, increase the amount of dividends paid on any shares ranking junior to the Program preferred shares, unless the DOT has transferred the Program preferred shares to third parties;


without the consent of the DOT, redeem any shares ranking junior to the Program preferred shares until the third anniversary of the date of issuance, other than shares repurchased in connection with any employee benefit plans, unless prior to that time the DOT has transferred the Program preferred shares to third parties, or

	pay dividends on or redeem any shares ranking junior to the Program preferred shares, unless all accrued dividends on the Program preferred shares have been paid in full.

            A participating institution also is required to issue to the DOT a 10-year warrant to acquire a number of shares of common stock having a market price equal to 15% of the original issue price of the Program preferred shares.

The warrant exercise price is based on the 20-day trailing average price for shares of common stock immediately prior to the DOT’s approval of the participating institution’s participation in the program.  The warrant exercise price also will be subject to certain customary antidilution adjustments, including if the participating institution issues shares of common stock at less than 90% of their then current market value.  If the participating institution is able, prior to December 31, 2009, to raise additional capital through one or more “qualified equity offerings” generating gross proceeds of not less than 100% of the original issue price of the Program preferred shares, the number of shares covered by the warrant will be automatically reduced by 50%.  The DOT has agreed not to exercise any voting power with respect to any common shares it acquires upon exercise of the warrant.

The Program preferred shares, warrants and underlying warrant shares will be freely transferable by the DOT, and a participating institution will be required to take all steps reasonably requested to facilitate the transfer of the Program preferred shares and related warrant and warrant shares, including by filing a shelf registration statement with the SEC covering the resale by the DOT of these securities.

A participating institution is required to comply with certain executive compensation and corporate governance requirements so long as the Program preferred shares are outstanding.  These requirements generally will:


limit the amount of severance paid to its CEO, CFO and three other most-highly compensated executive officers (the “covered officers”) to no more than three times the officer’s average W-2 compensation over the five years prior to separation;


require its compensation committees to periodically evaluate the institution’s compensation program with the assistance of its chief risk officer to ensure that no incentive compensation plan could lead the covered officers to take unnecessary and excessive risks that could threaten the value of the company;

	require any bonus plan to provide that any covered officer must surrender any bonus or incentive compensation paid on account of inaccurate financial statements or metric; and

	prohibit any participating institution from taking a deduction for federal tax purposes for compensation paid to any of the covered officers in excess of $500,000 in any year.

We do not believe that these requirements would materially affect the Corporation’s existing executive compensation and corporate governance practices.

The foregoing summarizes the material provisions of the Capital Purchase Program as it would apply to FNB United and was prepared based solely on a summary of the program published by the DOT.  The terms of the program are subject to change by the DOT and expressly subject to the detailed terms of the program agreements prepared by the DOT to evidence the purchase and sale of Program preferred shares.

            The Corporation’s ability to participate in the Capital Purchase Program required submission of an application to the FRB and the OCC on behalf of the Corporation by the close of business on November 14, 2008.   We submitted the Corporation’s application to participate in the program on October 28, 2008.  The Corporation applied for $54.3 million.  We cannot assure you that FNB United will be approved to participate in the Program.  Moreover, if FNB United is approved to participate in the program, we are unable at this time to determine the amount of capital that will be made available to it under the program.

Impact on Common Shareholders

Except for the possible issuance of Program preferred shares in connection with the Capital Purchase Program discussed above, FNB United does not have any plans or arrangements to issue other shares of preferred stock.  FNB United currently has available 200,000 authorized shares of nonvoting preferred stock that if issued in the future could be issued on terms that may adversely affect the rights of FNB United common shareholders.  Such preferred shares, if issued, could restrict the Corporation’s ability to pay dividends on shares of common stock, dilute the economic interests of the common shareholders to the extent that the new preferred shares are convertible into common shares or have preferential economic entitlements, or limit the amount of assets available to common shareholders upon liquidation.

If the proposal to amend the articles of incorporation to permit the preferred stock to have voting rights is approved, issued shares of preferred stock could dilute the voting power of the common shareholders to the extent the new preferred shares have voting rights.

As indicated above, the Program preferred shares will affect the rights of the Corporation’s common shareholders in certain ways, including by:

	requiring the Corporation to apply a portion of its cash resources to fund the payment of dividends on the Program preferred shares,

	restricting the Corporation’s ability to increase the amount of dividends it pays on its common shares prior to the third anniversary of the Corporation’s investment in the Capital Purchase Program,

	prohibiting the Corporation from paying any dividends on its common shares if the Corporation is not current in the payment of dividends on the Program preferred shares,

	limiting the Corporation’s ability to redeem any common shares, subject to certain exceptions,


permitting the holders of the Program preferred shares to elect two directors, if the Corporation does not pay dividends for six dividend periods, and to vote as a class on certain amendments to the Corporation’s articles of incorporation adversely affecting the Program preferred shares and certain mergers, exchanges or similar transactions adversely affecting the rights of the Program preferred shares,


requiring the Corporation to reserve additional common shares for issuance upon the exercise of the 10-year warrant to purchase common shares that it would be required to issue in connection with the Corporation’s participation in the Capital Purchase Program, and to register these shares for immediate resale under the Securities Act of 1933, and,

	providing the holders of the Preferred program shares with preferential liquidation rights.

The FNB United board of directors recommends a vote “FOR” the proposal to amend FNB United’s articles of incorporation to delete the provision that the Corporation’s authorized shares of preferred stock shall be nonvoting.

PROPOSAL 2 – ADJOURNMENT OF THE MEETING

The Corporation may ask its shareholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the adjournment to approve the amendment to the Corporation’s articles of incorporation.  FNB United does not currently intend to propose adjournment at the special meeting if there are sufficient votes to approve the amendment to the Corporation’s articles of incorporation.  If the proposal to adjourn the special meeting for the purpose of soliciting additional proxies is submitted to the shareholders for approval at the special meeting, the approval requires that there be more votes in favor of the proposal to adjourn the special meeting than votes against the proposal.

The FNB United board of directors recommends a vote “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

  SECURITY OWNERSHIP OF MANAGEMENT AND OTHER BENEFICIAL OWNERS

The following table sets forth as of December 18, 2008, certain information with respect to the beneficial ownership of FNB United common stock by directors and executive officers, individually and as a group.  The Corporation is not aware of any holders of more than 5% of the outstanding shares of FNB United common stock as of December 18, 2008.

	Amount and Nature of		Percent
Name	Beneficial Ownership (1) (2)		of Class

Jacob F. Alexander III	2,114		*
Robert O. Bratton	-		*
Larry E. Brooks	21,626		*
James M. Campbell, Jr.	84,193		*
R. Larry Campbell	80,238	(3)	*
Darrell L. Frye	15,750		*
R. Mark Hensley	17,764		*
Hal F. Huffman, Jr.	43,402		*
Thomas A. Jordan	53,643		*
Jerry A. Little	12,049		*
Lynn S. Lloyd	23,944		*
H. Ray McKenney, Jr.	91,399		*
Eugene B. McLaurin, II	13,341		*
Michael C. Miller	124,780	(4)	1.09%
R. Reynolds Neely, Jr.	161,160	(5)	1.41%
J. M. Ramsay III	90,411		*
Suzanne B. Rudy	1,400		*
Mark A. Severson	10,500		*
Carl G. Yale	14,500		*

Directors and executive officers	862,215	(3)(4)(5)	7.45%
as a group (19 persons)

__________

*	Less than one percent.

(1)
Includes shares held by directors’ and executive officers’ immediate families, including spouse and/or children residing in same household.  Does not include 1,000 shares owned by the Ferree Educational and Welfare Fund, of which Mr. Miller is a trustee and treasurer.

(2)
Includes shares subject to stock options exercisable as of December 18, 2008 or within 60 days thereafter for Mr. J. Campbell (13,500 shares), Mr. R. Campbell (19,500 shares), Mr. Frye (13,500 shares), Mr. Jordan (13,500 shares), Mr. McKenney (5,287 shares), Mr. McLaurin (4,500 shares), Mr. Miller (53,500 shares), Mr. Neely (13,500 shares), Mr. Ramsay (5,000 shares), Mr. Hensley (12,500 shares), [Mr. Severson (1,500 shares)] and all directors and executive officers as a group (155,787 shares).  With respect to executive officers, also includes shares allocated to such persons’ individual accounts under the Corporation’s 401(k) plan as follows:  Mr. Miller (8,783 shares), Mr. Campbell (3,924 shares), Mr. Hensley (1,097 shares) and Mr. Severson (116 shares).

(3)	22,000 of these shares are pledged to Silverton Bank to secure a loan made to Mr. Campbell.

(4)	19,440 of these shares are pledged to Silverton Bank to secure a loan made to Mr. Miller.

(5)
Includes 70,143 shares held of record by the estate of Mr. Neely’s mother, Stella H. Neely, and over which Mr. Neely and his sister have joint voting and dispository control as co-executors.  All of these 70,143 shares are pledged to CommunityONE Bank to secure a loan made to the Stella H. Neely Estate.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2009 Annual Meeting of Shareholders must have been received by the Secretary of FNB United Corp., 150 South Fayetteville Street, P.O. Box 1328, Asheboro, North Carolina 27204, no later than December 6, 2008 for inclusion in the Corporation’s proxy statement and form of proxy relating to such meeting.  If a shareholder notifies the Corporation any later than February 19, 2009 of an intent to present a proposal at the next Annual Meeting of Shareholders, the Corporation will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials related to such meeting.

FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “intend,” “plan,” “project,” or other statements concerning opinion or judgment of the Corporation and its management about future events.  Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Corporation’s customers, the Corporation’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions.

DELIVERY OF PROXY MATERIALS

To reduce the expenses of delivering duplicate proxy materials to our shareholders, we are relying upon rules of the Securities and Exchange Commission that permit us to deliver only one proxy statement to multiple shareholders who share an address unless we received contrary instructions from any shareholder at that address. If you share an address with another shareholder and have received only one proxy statement, you may write or call us as specified below to request a separate copy of the proxy statement and we will promptly send it to you at no cost to you. For future meetings, if you hold shares directly registered in your own name, you may request separate copies of our proxy statement, or request that we send only a single copy of the proxy statement to you if you are receiving multiple copies, by contacting us at:  Secretary, FNB United Corp., 150 South Fayetteville Street, P.O. Box 1328, Asheboro, North Carolina 27204, or by telephoning us at (336) 626-8300.  If your shares are held in the name of a bank, broker, or other nominee and you wish to receive separate copies of our proxy statement, or request that we send only a single copy of the proxy statement to you if you are receiving multiple copies, please contact the bank, broker or other nominee.

OTHER MATTERS

There is no business other than as set forth, so far as now known, to be presented for action by the shareholders at the meeting.  It is intended that the proxies will be exercised by the persons named therein upon matters that may properly come before the meeting or any adjournment thereof, in accordance with the recommendations of management.

By Order of the Board of Directors

Michael C. Miller
Chairman and President

Date:  December 23, 2008

PROXY CARD
FNB UNITED CORP.
SPECIAL MEETING OF SHAREHOLDERS — JANUARY 22, 2009
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jacob F. Alexander III and R. Reynolds Neely, Jr., and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of FNB United Corp. standing in the name of the undersigned at the Special Meeting of Shareholders to be held at The Exchange, 204 South Fayetteville Street, Asheboro, North Carolina, at 9:30 a.m. (local time) on January 22, 2009, and all adjournments thereof. The shares represented by this proxy will be voted as instructed by you. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

Ä           FOLD AND DETACH HERE            Ä

FNB UNITED CORP. — SPECIAL MEETING, JANUARY 22, 2009

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:
http://www.MyYesBank.com

You can vote in one of three ways:

1.	Call toll free 1-866-353-7841 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or

2.	Via the Internet at https://www.proxyvotenow.com/fnbn and follow the instructions.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

5513

Revocable Proxy
FNB United Corp.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	Special Meeting of Shareholders JANUARY 22, 2009
	For	Against	Abstain		For	Against	Abstain
1. APPROVAL OF AN AMENDMENT TO DELETE THE RESTRICTION ON VOTING AS TO THE AUTHORIZED FNB UNITED PREFERRED STOCK	☐	☐	☐	2. APPROVAL OF PROPOSAL TO ADJOURN THE FNB SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES	☐	☐	☐

The Board of Directors recommends a vote “FOR” Items 1 and 2. The proxy will be voted accordingly unless otherwise specified.

When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

				Mark here for address change and note change			☐

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON.

I will attend the Special Meeting. If “YES,” please bring photo identification for admission and, if your shares are held in street name, please bring proof of ownership.

YES ☐

Please be sure to date and sign this proxy card in the box below.	Date			In their discretion, the proxies are authorized to vote on any other business or matters that may properly come before the meeting or any adjournment
Sign above
Note: Please sign exactly as your name appears on this Proxy.
If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
 If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
Ã                                                                                                             Ã
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., January 22, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., January 22, 2009. 1-866-353-7841	Vote by Internet anytime prior to 3 a.m., January 22, 2009. https://www.proxyvotenow.com/fnbn

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	www.MyYesBank.com

Your vote is important!